Exhibit 10.11
Amendments to the
PFIZER INC DEFERRED COMPENSATION PLAN

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(New material in bold and italics; deletions crossed out)

APPENDIX A

GRANDFATHERED BENEFITS

Distribution of amounts that were earned and vested (within the meaning of Section 409A) under the Plan prior to 2005 (and earnings thereon) and are exempt from the requirements of Section 409A shall be made in accordance with the Plan terms as in effect on December 31, 2004 as set forth in this Appendix A. Notwithstanding the foregoing, with respect to any Participant employed by Zoetis Inc., on and following the date Zoetis Inc. is no longer a wholly owned subsidiary of the Company due to a tax-free distribution to the Company’s stockholders of all or a portion of its equity interest in Zoetis, such Participant shall be deemed to have incurred a termination of employment only upon his or her “Separation from Service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, for purposes of the distribution of his or her Grandfathered Benefits.